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EXHIBIT 21.1

SUBSIDIARIES OF U.S. SHIPPING PARTNERS L.P.*

U.S. Shipping Operating LLC
USS Chartering LLC
ITB Baltimore LLC
ITB Groton LLC
ITB Jacksonville LLC
ITB Mobile LLC
ITB New York LLC
ITB Philadelphia LLC
USCS ATB LLC
USCS Chemical Pioneer LLC
USCS Chemical Chartering LLC
USCS Charleston Chartering LLC
USCS Charleston LLC

*
Following completion of the offering. Prior to completion of the offering the only subsidiary of U.S. Sipping Partners L.P. is U.S. Shipping Operating LLC.

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  EXHIBIT 21.1